EXHIBIT 99.1

AVX Corporation Announces Preliminary Third Quarter Results

FOUNTAIN INN, S.C. – January 24, 2017 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the third quarter ended December 31, 2016.

Chief Executive Officer and President, John Sarvis, stated, “We completed the third quarter of our fiscal year with net sales of $340.8 million reflecting a 4.1 percent increase over the previous quarter and an 18.7 percent increase over the same quarter in the prior year. Our results continue to reflect solid operating results with a gross profit of 23.3 percent reflective of our focus on value added products for our customers and our focus on cost control. Once again, we saw a build in our order backlog during the quarter and increased distribution customer activity. We will continue to make investments in manufacturing plant expansion and product line increases to support our customers’ growing requirements.”

For the three and nine month periods ended December 31, 2016, net sales were $340.8 million and $983.1 million, respectively, compared to net sales of $287.0 million and $891.9 million, respectively, for the same periods last year reflecting  improving markets for our components and interconnect products.

Profit from operations for the three and nine month periods ended December 31, 2016 include charges of $12.9 million and $28.1 million, respectively, related to previously disclosed intellectual property damages awards resulting from litigation with respect to a patent infringement case filed in the United States District Court for the District of Delaware by Presidio Components, Inc. (“Presidio litigation”). Net sales for the three and nine month periods ended December 31, 2016 include $12.5 million and $15.3 million, respectively, from increased sales prices related to the affected products which have the effect of partially offsetting the effect of the intellectual property damages awards.

Additionally, profit from operations was impacted by the accrual of estimated environmental remediation costs and the settlement of certain litigation during the nine month period ended December 31, 2016 and the three and nine month periods ended December 31, 2015 as discussed below.  Profit from operations for the nine month period ended December 31, 2016 reflects a charge of $3.6 million related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property. Profit from operations for the three month period and nine month period ended December 31, 2015 reflect charges of $37.5 million, related to amounts awarded in a patent infringement case, and $43.7 million, respectively, of which $6.2 million related to the settlement of certain litigation involving legacy environmental issues.

Net income for the quarter ended December 31, 2016 was $35.5 million, or $0.21 per diluted share, compared to net income of $5.4 million, or $0.03 per diluted share, for the quarter ended December 31, 2015.

Net income for the nine month period ended December 31, 2016 was $91.9 million, or $0.55 per diluted share, compared to net income of $68.9 million, or $0.41 per diluted share, for the nine month period ended December 31, 2015.

The net effect of the Presidio litigation damages awards and the higher selling prices discussed above was a negative impact on net income of $0.3 million, or $0.00 per diluted share and $8.3 million, or $0.05 per diluted share, for the three and nine month periods ended December 31, 2016, respectively.

Chief Financial Officer, Kurt Cummings, stated, “In keeping with our long-term strategy, we continue to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. As of December 31, 2016, we had  cash, cash equivalents and short-term investments in securities of approximately $1.1 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $18.4 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Net sales	$287,047	$340,799	$891,924	$983,083
Cost of sales	221,004	248,539	676,930	743,897
Intellectual property damages award	-	12,869	-	28,133
Gross profit	66,043	79,391	214,994	211,053
Selling, general & admin. expense	31,216	28,450	87,596	88,974
Legal and environmental charges	37,500	-	43,650	3,600
Profit (loss) from operations	(2,673)	50,941	83,748	118,479
Other income, net	2,081	1,405	5,091	9,199
Income (loss) before income taxes	(592)	52,346	88,839	127,678
Provision (benefit) for taxes	(5,966)	16,827	19,969	35,750
Net income	$5,374	$35,519	$68,870	$91,928
			-
Basic income per share	$0.03	$0.21	$0.41	$0.55
Diluted income per share	$0.03	$0.21	$0.41	$0.55

Weighted average common shares outstanding:			-
Basic	167,655	167,418	167,883	167,399
Diluted	167,833	167,856	168,083	167,664

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2016	2016
Assets
Cash and cash equivalents	$454,208	$480,895
Short-term investments in securities	494,594	624,641
Accounts receivable, net	168,672	182,842
Inventories	484,268	463,330
Other current assets	85,149	61,620
Total current assets	1,686,891	1,813,328
Long-term investments in securities	85,577	-
Property, plant and equipment, net	217,998	224,169
Goodwill and other intangibles	270,605	268,013
Other assets	148,748	141,929

TOTAL ASSETS	$2,409,819	$2,447,439

Liabilities and Stockholders' Equity
Accounts payable	$78,168	$77,276
Income taxes payable and accrued expenses	102,134	136,240
Total current liabilities	180,302	213,516
Other liabilities	52,411	44,186

TOTAL LIABILITIES	232,713	257,702

TOTAL STOCKHOLDERS' EQUITY	2,177,106	2,189,737

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,409,819	$2,447,439

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2017, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2016. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com